Exhibit 99.1

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SANDS CHINA LTD.
金沙中國有限公司*
(incorporated in the Cayman Islands with limited liability)
(Stock Code: 1928)

VOLUNTARY ANNOUNCEMENT

WITHDRAWAL OF ADMINISTRATIVE APPEAL
PARCELS 7 AND 8 ON COTAI, MACAO

Reference is made to our announcements dated December 3, 2010 and March 2, 2012 and to the Company’s 2011 annual report. Terms used but not defined herein shall have the meaning ascribed to them in the 2011 annual report.

On December 2, 2010, Venetian Macau Limited and Venetian Orient Limited, both subsidiaries of the Company (the “Subsidiaries”), received notice from the Macao government that the Subsidiaries’ application for a land concession for Parcels 7 and 8 was not approved (the “Decision”).  On January 4, 2011, the Subsidiaries filed a judicial appeal with the Court of Second Instance in Macao in relation to the Decision (the “Appeal”).

The Board of Directors of the Company (the “Board”) hereby announces that on May 30, 2012, the Subsidiaries withdrew the Appeal in accordance with articles 84(d) and 86 of Macao’s Administrative Litigation Procedure Code.

By order of the Board
SANDS CHINA LTD.

Macao, June 1, 2012

As at the date of this announcement, the directors of the Company are:

Executive Directors:
Edward Matthew Tracy
Toh Hup Hock

Non-executive Directors:
Sheldon Gary Adelson
Michael Alan Leven (David Alec Andrew Fleming as his alternate)
Jeffrey Howard Schwartz
Irwin Abe Siegel
Lau Wong William

Independent non-executive Directors:
Iain Ferguson Bruce
Chiang Yun
David Muir Turnbull

*    For identification purposes only